Exhibit 8.2

Van Campen & Partners N.V.

Advocaten, Notarissen en

Belastingadviseurs

J.J. Viottastraat 52

1071 JT Amsterdam

The Netherlands

Tel: +31 20 760 16 00

Email: info@vancampenpartners.com

www.vancampenpartners.com

Mobileye N.V.
Har Hotzvim, 13 Hartom Street
P.O. Box 45157
Jerusalem 9777513
ISRAEL

August 25, 2015

Ladies and Gentlemen:

We have acted as special counsel to Mobileye N.V., a Dutch limited liability company (naamloze vennootschap) (the “Company”), with respect to certain matters of Netherlands law in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (A) ordinary shares of the Company, EUR 0.01 par value per share (“Ordinary Shares”) and (B) debt securities in one or more series (“Debt Securities”) and (ii) the offer and sale by certain selling shareholders from time to time, pursuant to Rule 415 under the Securities Act, of Ordinary Shares. The Ordinary Shares and the Debt Securities are collectively referred to herein as the “Securities.”

We also have advised as to certain matters of Dutch law in connection with the preparation of the prospectus (the “Prospectus”) contained in the registration statement on Form F-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, to which this opinion is an exhibit. We understand that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus contained therein and (ii) the form of senior indenture filed as an exhibit to the Registration Statement. In addition, we reviewed such questions of Dutch tax law as we considered appropriate. We have not independently verified any factual matters.

In connection with rendering the opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;
(ii)	all signatures on all documents examined by us are genuine;
(iii)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;
(iv)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
(v)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

(vi)	the Company is recognized as resident in Israel for Israeli tax purposes and subject to Israeli corporate taxation, and it will be at any relevant time in the future.

Our opinion is based upon the relevant provisions of the Dutch Corporate Income Tax Act 1969, the Dutch Income Tax Act 2001, the Dutch Dividend Tax Act 1965, the Dutch VAT Act 1968, the Gift and Inheritance Tax Act 1956, and the Dutch Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. We undertake no obligation to update or supplement this opinion to reflect any changes of law or fact.

Our opinion is not binding upon the Dutch tax authorities (the “DTA”) or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the DTA or rejected by a court.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, the statements of law or legal conclusions in the Prospectus filed with the Registration Statement under the heading “Taxation – Material Dutch Tax Considerations” constitute the opinion of Van Campen & Partners N.V. as to the material Dutch tax consequences to holders (as defined therein) of the acquisition, ownership and disposition of the Ordinary Shares and the Debt Securities.

This opinion:

(a)	speaks as of the date stated above; and

(b)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is limited to the matters of Dutch tax law set forth in the Prospectus filed with the Registration Statement and we express no opinion with respect to any other local or foreign tax issues, consequences or matters related to the acquisition, ownership and disposition of the Ordinary Shares and the Debt Securities.

We hereby consent to the references to this firm under the caption “Validity of the Securities” in the Prospectus filed with the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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Van Campen & Partners N.V.		Van Campen & Partners N.V.

By:	/s/ Marc J.L. van Campen	By:	/s/ Nicole C. van Smaalen
	Marc J.L. van Campen, Director		Nicole C. van Smaalen, Director

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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